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Exhibit 10.2

EDISON INTERNATIONAL
2011 Long-Term Incentives
Terms and Conditions

1.     LONG-TERM INCENTIVES

  The long-term incentive awards granted in 2011 ("LTI") for eligible persons (each, a "Holder") employed by Edison International ("EIX") or its participating affiliates (the "Companies", or individually, the "Company") include the following:

  •
  Nonqualified stock options to purchase shares of EIX Common Stock ("EIX Options") as described in Section 3;

  •
  Contingent EIX performance units ("Performance Shares") as described in Section 4; and

  •
  Restricted EIX stock units ("Restricted Stock Units") as described in Section 5.

  Each of the LTI awards will be granted under the 2007 Performance Incentive Plan (the "Plan") and will be subject to adjustment as provided in Section 7.1 of the Plan.

  The LTI shall be subject to these 2011 Long-Term Incentives Terms and Conditions (these "Terms"). The LTI shall be administered by the Compensation and Executive Personnel Committee of the EIX Board of Directors (the "Committee"). The Committee shall have the administrative powers with respect to the LTI set forth in Section 3.2 of the Plan.

  In the event EIX grants LTI to a Holder, the number of EIX Options, Performance Shares and Restricted Stock Units granted to the Holder will be set forth in a written award certificate delivered by EIX to the Holder.

2.     VESTING OF LTI

  Subject to Sections 8 and 9 the following vesting rules shall apply to the LTI:

  2.1
  EIX Options.    The EIX Options will vest over a four-year period as described in this Section 2 (the "Vesting Period"). The effective "initial vesting date" will be January 2, 2012, or six months after the date of the grant, whichever date is later. The EIX Options will vest as follows:

    •
    On the initial vesting date, one-fourth of the award will vest.

    •
    On January 2, 2013, an additional one-fourth of the award will vest.

    •
    On January 2, 2014, an additional one-fourth of the award will vest.

    •
    On January 2, 2015, the balance of the award will vest.

  2.2
  Performance Shares.    The Performance Shares will vest and become payable to the extent earned as determined at the end of the three-calendar-year period commencing on January 1, 2011, and ending December 31, 2013 (the "Performance Period"), subject to the provisions of Section 4.

  2.3
  Restricted Stock Units.    The Restricted Stock Units will vest and become payable on January 2, 2014.

  2.4
  Continuance of Employment/Service Required.    The vesting schedule requires continued employment or service through each applicable vesting date as a condition for the vesting of the applicable installment of the LTI and the rights and benefits thereunder. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Holder to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services except as provided in Sections 8 and 9 below.

3.     EIX OPTIONS

  3.1
  Exercise Price.    The exercise price of an EIX Option stated in the award certificate is the closing price (in regular trading) of a share of EIX Common Stock on the New York Stock Exchange for the effective date of the grant.

  3.2
  Cumulative Exercisability; Term of Option.    The vested portions of the EIX Options will accumulate to the extent not exercised, and be exercisable by the Holder subject to the provisions of this Section 3 and Sections 8 and 9, in whole or in part, in any subsequent period but not later than January 2, 2021.

  3.3
  Method of Exercise.    The Holder may exercise an EIX Option by providing written notice to EIX on the form prescribed by the Committee for this purpose, or completion of such other EIX Option exercise procedures as EIX may prescribe, accompanied by full payment of the applicable exercise price. Payment must be in cash or its equivalent acceptable to EIX. At the discretion of the Holder, EIX Common Stock valued on the exercise date at a per-share price equal to the closing price of EIX Common Stock on the New York Stock Exchange may be used to pay the exercise price, provided the Company can comply with any legal requirements. A broker-assisted "cashless" exercise may be accommodated for EIX Options at the discretion of EIX. Until payment is accepted, the Holder will have no rights in the optioned stock. The provisions of Section 10 must be satisfied as a condition precedent to the effectiveness of any purported exercise.

4.     PERFORMANCE SHARES

  4.1
  Performance Shares.    Performance Shares are EIX Common Stock-based units subject to a performance measure based on the percentile ranking of EIX total shareholder return ("TSR") among the TSRs for the stocks comprising the Comparison Group (as defined below) over the entire Performance Period. TSR is calculated using (i) the average closing stock price for the relevant stock for the 20-trading-day period ending with the last day on which the New York Stock Exchange is open for trading preceding the first day of the Performance Period, and (ii) the average closing stock price for the relevant stock for the 20-trading-day period ending with the measurement date. A target number of contingent Performance Shares will be awarded on the initial grant date. The target number of contingent Performance Shares will be increased by any additional Performance Shares created by "reinvestment" of dividend equivalents as provided in Section 4.4. The actual amount of Performance Shares to be paid will depend on EIX's TSR percentile ranking on the measurement date. If EIX's TSR is below the 40th percentile, no Performance Shares will be paid. Twenty-five percent (25%) of the target number of Performance Shares will be paid if EIX's TSR percentile ranking is at the 40th percentile. The target number of Performance Shares will be paid if EIX's TSR rank is at the 50th percentile. Two times the target number of Performance Shares will be paid if EIX's TSR percentile ranking is at the 75th percentile or higher. The payment multiple is interpolated for performance between the points indicated in the preceding three sentences on a straight-line basis.

    The "Comparison Group" consists of the stocks comprising the Philadelphia Utility Index as the index is constituted on the measurement date, but deleting AES Corporation and adding Sempra Energy (in each case, if such stock is publicly traded on the measurement date), and adjusted as described below if there are less than 20 companies in such index as so adjusted on the measurement date. If the Comparison Group consists of less than 20 stocks on the measurement date, the stock with the median TSR for the entire Performance Period (or, if there are an even number of stocks in the Comparison Group before giving effect to this sentence, a stock deemed to have a TSR equal to the average TSR of the two stocks in the Comparison Group that fall in the middle of such group when ranked based on TSR for the entire Performance Period) shall be added back to the Comparison Group a sufficient number of times to bring the stocks comprising the Comparison Group to 20. (For purposes of clarity, if there are only 17 stocks in the Comparison Group before giving effect to the preceding sentence, the stock with the median TSR for the entire Performance Period will be added back to the Comparison Group a total of three times to bring the stocks comprising the Comparison Group to 20.)

  4.2
  Measurement Date.    The performance measurement date will be the last day of the Performance Period on which the New York Stock Exchange is open for trading. As of that date, the applicable payment multiple will be determined as provided in Section 4.1 above based on the EIX TSR percentile ranking achieved during the Performance Period. No payment will be made with respect to the Performance Shares unless and until the Committee has certified, by resolution or other appropriate action in writing, that the applicable EIX TSR percentile ranking has been accurately determined. The Committee shall not have discretion to pay Performance Shares if the minimum EIX TSR ranking is not achieved or to pay Performance Shares in excess of the amount provided in Section 4.1 for the applicable EIX TSR ranking.

  4.3
  Payment of Performance Shares.    Fifty percent of the Performance Shares that are earned pursuant to Section 4.1 (plus any fractional shares) will be paid in cash. The remainder of the Performance Shares earned will be paid on a one-for-one basis in EIX Common Stock under the Plan. The value of each Performance Share paid in cash will be equal to the closing price per share of EIX Common Stock on the New York Stock Exchange for the measurement date. The cash and stock payable for the earned Performance Shares will be delivered as soon as practicable for EIX following the Committee's certification in Section 4.2 above, and in all events no later than March 15, 2014. The Performance Shares are subject to termination and other conditions specified in Sections 8 and 9, and to the provisions of Section 10.

  4.4
  Dividend Equivalent Reinvestment.    For each dividend on EIX Common Stock for which the ex-dividend date falls within the Performance Period, the Holder of Performance Shares will be credited with an additional number of target Performance Shares. The additional number of shares added on each ex-dividend date will be equal to (i) the per-share cash dividend paid by EIX on its Common Stock with respect to the related ex-dividend date, multiplied by (ii) the Holder's number of target Performance Shares (including any additional target Performance Shares previously credited under this Section 4.4), divided by (iii) the closing price of a share of EIX Common Stock on the related ex-dividend date, with the result rounded to four decimal places. Any target Performance Shares added pursuant to the foregoing provisions of this Section 4.4 will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original target Performance Shares to which they relate (including application of the TSR payment multiple as contemplated by Section 4.1). No target Performance Shares will be added pursuant to this Section 4.4 with respect to any target Performance Shares which, as of the related ex-dividend date, have either become payable pursuant to Section 4.3 or terminated pursuant to Section 8.

5.     RESTRICTED STOCK UNITS

  5.1
  Restricted Stock Units.    Restricted Stock Units are EIX Common Stock-based units that vest based on the passage of time. As soon as practicable for EIX following January 2, 2014 (and in all events within 90 days after such date), EIX will deliver to the Holder a number of shares of EIX Common Stock equal to the number of Restricted Stock Units that have vested, except that if the Restricted Stock Units vest pursuant to Section 8.3, 8.4, 8.5 or 9, the Restricted Stock Units will become payable as provided in the applicable section below. The Restricted Stock Units are subject to termination and other conditions specified in Sections 8 and 9, and to the provisions of Section 10.

  5.2
  Dividend Equivalent Reinvestment.    For each dividend declared on EIX Common Stock with an ex-dividend date on or after the date an award of Restricted Stock Units is granted and before all of such Restricted Stock Units either have become payable pursuant to Section 5.1 or have terminated pursuant to Section 8 or 9, the Holder of such award will be credited with an additional number of Restricted Stock Units equal to (i) the per-share cash dividend paid by EIX on its Common Stock with respect to the related ex-dividend date, multiplied by (ii) the total number of outstanding and unpaid Restricted Stock Units (including any Restricted Stock Units previously credited under this Section 5.2) subject to such award as of such ex-dividend date, divided by (iii) the closing price of a share of EIX Common Stock on the related ex-dividend date, with the result rounded to four decimal places. Any additional Restricted Stock Units credited pursuant to the foregoing provisions of this Section 5.2 will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate; provided, however, that the Committee shall retain discretion to pay any Restricted Stock Units in cash rather than shares of EIX Common Stock if and to the extent that payment in shares would exceed the applicable share limits of the Plan, with any fractional shares to be paid in cash. No crediting of Restricted Stock Units will be made pursuant to this Section 5.2 with respect to any Restricted Stock Units which, as of the related ex-dividend date, have either been paid pursuant to Section 5.1 or terminated pursuant to Section 8 or 9.

6.     DELAYED PAYMENT OR DELIVERY OF LTI GAINS

  Notwithstanding any other provision herein, Holders who are eligible to defer salary under the EIX 2008 Executive Deferred Compensation Plan (the "EDCP") may irrevocably elect to defer receipt of all or a part of the cash payable in respect of the portion of earned Performance Shares that are payable in cash pursuant to the terms of the EDCP. To make such an election, the Holder must submit a signed agreement in the form approved by, and in advance of the applicable deadline established by, the Committee. In the event of any timely deferral election, the LTI with respect to which the deferral election was made shall be paid in accordance with the terms of the EDCP.

7.     TRANSFER AND BENEFICIARY

  7.1
  Limitations on Transfers.    Except as provided below and in Section 10, the LTI will not be transferable by the Holder and, during the lifetime of the Holder, the LTI will be exercisable only by him or her. The Holder may designate a beneficiary who, upon the death of the Holder, will be entitled to exercise the then vested portion of the LTI during the remaining term subject to the provisions of the Plan and these Terms.

  7.2
  Exceptions.    Notwithstanding the foregoing, the LTI of the CEOs of EIX, Edison Mission Group Inc., and Southern California Edison Company, and the EVPs of EIX, are transferable to a spouse, children or grandchildren, or trusts or other vehicles established exclusively for their benefit. Any transfer request must specifically be authorized by EIX in writing and shall be subject to any conditions, restrictions or requirements as the Committee may determine. Restricted Stock Units may not, however, be transferred to the extent the transfer would violate (and result in any tax, penalty or interest under) Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

8.     TERMINATION OF EMPLOYMENT

  8.1
  General.    In the event of termination of the employment of the Holder for any reason other than those specified in Sections 8.2, 8.3, 8.4 or 9, the LTI will terminate as follows: (i) the Holder's unvested EIX Options will terminate for no value on the date such employment terminates, (ii) the Holder's vested EIX Options will terminate for no value 180 days from the date on which such employment terminated (or, if earlier, on the last day of the applicable EIX Option term) to the extent not theretofore exercised, (iii) the Holder's unearned Performance Shares will terminate for no value, and (iv) the Holder's unvested Restricted Stock Units will terminate for no value. Any fractional vested EIX Options will be rounded up to the next whole share.

  8.2
  Retirement.    If the Holder terminates employment on or after the first day of the month in which he or she (i) attains age 65 or (ii) attains age 61 with five "years of service," as that term is defined in the Edison 401(k) Savings Plan (a "Retirement"), then the vesting and exercise or payment provisions of this Section 8.2 will apply.

  (A)
  EIX Options. The EIX Options will vest; provided, however, that in the event the Holder's Retirement occurs within the calendar year in which the applicable EIX Option is granted, the portion of the option that vests upon the Holder's Retirement will be prorated by multiplying the total number of shares subject to the option by a fraction, the numerator of which shall be the number of whole months in the calendar year of grant that the Holder was employed by one or more of the Companies, and the denominator of which shall be twelve (12). In no event shall the Holder be credited with services performed during any portion of a calendar month (even if a substantial portion) if the Holder is not employed by one of the Companies as of the last day of such calendar month. The portion of the option not eligible to vest following the Holder's Retirement after giving effect to the proration described in the preceding two sentences shall terminate upon the Holder's Retirement, and the Holder shall have no further rights with respect to such terminated portion. Any fractional EIX Options vested under this Section 8.2 will be rounded up to the next whole number. Although vested upon Retirement, the options will become exercisable on the schedule under which they would have been vested had the Holder not retired (one-fourth of the option grant on the effective initial vesting date (January 2, 2012 or six months after the date of grant, whichever is later) and an additional one-fourth on January 2, 2013, 2014 and 2015), except that if the Holder dies, the then-outstanding portion of the option will be immediately exercisable as of the date of the Holder's death. In the event prorated vesting is required in connection with the Holder's Retirement, the portion of the option that does vest will become exercisable first on the effective initial vesting date (up to the maximum number of shares that would have become exercisable on that date had no termination of employment occurred) and so on until the vested portion of the option becomes exercisable, except that if the Holder dies, the then-outstanding portion of the option will be immediately exercisable as of the date of the Holder's death. Once exercisable, EIX Options will remain exercisable as provided in Section 3 for the remainder of the original EIX Option term.

  (B)
  Performance Shares. The Performance Shares will vest and become payable at the end of the Performance Period to the extent they would have vested and become payable if the Holder's employment had continued through the last day of the Performance Period; provided, however, that if the Holder's Retirement occurs within the calendar year in which the applicable Performance Shares are granted, the portion of the Performance Shares that will vest and become payable will equal (i) the portion that would have vested and become payable if the Holder's employment had continued through the last day of the Performance Period, multiplied by (ii) a fraction, the numerator of which shall be the number of whole months in the calendar year of grant that the Holder was employed by one or more of the Companies, and the denominator of which shall be twelve (12), with the result rounded to four decimal places. For this purpose, the number of "whole months" shall be calculated as provided in Section 8.2(A) above. Performance Shares will be payable to the Holder on the payment date specified in Section 4.3 to the extent of the EIX TSR ranking achieved as specified in Section 4.1. Any fractional Performance Shares vested under this Section 8.2(B) will be paid in cash. Any unvested Performance Shares (after application of the foregoing vesting provisions) will terminate for no value.

    (C)
    Restricted Stock Units. The Restricted Stock Units will vest upon the Holder's Retirement and will be payable on or as soon as practicable for EIX following January 2, 2014 (and in all events within 90 days after such date); provided, however, that in the event the Holder's termination of employment occurs within the calendar year in which the applicable Restricted Stock Unit award is granted, the number of Restricted Stock Units that vests upon the Holder's Retirement will be prorated by multiplying the total number of Restricted Stock Units subject to the award by a fraction, the numerator of which shall be the number of whole months in the calendar year of grant that the Holder was employed by one or more of the Companies, and the denominator of which shall be twelve (12), with the result rounded to four decimal places. In no event shall the Holder be credited with services performed during any portion of a calendar month (even if a substantial portion) if the Holder is not employed by one of the Companies as of the last day of such calendar month. Any fractional Restricted Stock Units vested under this Section 8.2(C) will be paid in cash. Any unvested Restricted Stock Units (after application of the foregoing vesting provisions) will terminate for no value. Notwithstanding the foregoing provisions, if the Holder dies after Retirement and prior to the date the vested Restricted Stock Units are paid, the vested Restricted Stock Units will be paid as soon as practicable for EIX (and in all events within 90 days) following the date of the Holder's death.

  8.3
  Death or Disability.    If, prior to the Holder's termination of employment with a Company, the Holder dies or incurs a "disability" (as such term is defined for purposes of Section 409A of the Code), the provisions of this Section 8.3 will apply.

  (A)
  EIX Options. Any unvested EIX Options will immediately vest. The EIX Options will be exercisable immediately as of the date of such termination and will remain exercisable as provided in Section 3 for the remainder of the original EIX Option term.

  (B)
  Performance Shares. The Performance Shares will vest and become payable at the end of the Performance Period as provided in Section 4.3 to the extent they would have vested and become payable if the Holder's employment had continued through the last day of the Performance Period.

  (C)
  Restricted Stock Units. Any unvested Restricted Stock Units will immediately vest and become payable as soon as practicable for EIX (and in all events within 90 days) after the date of the Holder's death or disability, as applicable.

  8.4
  Involuntary Termination Not for Cause.    Except as may otherwise be provided in Section 9, upon involuntary termination of the Holder's employment by his or her employer not for cause (and other than due to the Holder's death or disability), the provisions of this Section 8.4 shall apply.

    (A)
    EIX Options. Unvested EIX Options will vest to the extent necessary to cause the aggregate number of shares subject to vested EIX Options (including any shares acquired pursuant to previously exercised EIX Options) to equal the number of shares granted multiplied by a fraction (not greater than 1), the numerator of which is the number of weekdays in the period from January 1 of the year of grant of the award through the one-year anniversary of the Holder's last day of employment prior to termination of the Holder's employment, and the denominator of which is the number of weekdays in the four calendar years 2011-2014. The Holder will have one year following the date of termination in which to exercise the EIX Options, or until the end of the EIX Option term, whichever occurs earlier. The Holder's vested options will terminate for no value at the end of such period to the extent not theretofore exercised. The portion of the option not eligible to vest following the termination of the Holder's employment after giving effect to the proration described in this Section 8.4(A) shall terminate upon the termination of the Holder's employment, and the Holder shall have no further rights with respect to such terminated portion. Any fractional EIX Options vested under this Section 8.4(A) will be rounded up to the next whole number.

      Notwithstanding anything to the contrary in the preceding paragraph, if the Holder qualifies for Retirement (as defined in Section 8.2) at the time of the termination of the Holder's employment, or if the Holder would have satisfied the requirements for Retirement if an extra year of service and age were applied, EIX Options will (i) vest (without any proration), (ii) become exercisable on the schedule specified in Section 8.2 and (iii) remain exercisable for the remainder of the original EIX Option term.

    (B)
    Performance Shares. The Performance Shares will vest with respect to (i) the number of Performance Shares that would have vested and become payable if the Holder's employment had continued through the last day of the Performance Period, multiplied by (ii) a fraction (not greater than 1), the numerator of which is the number of weekdays the Holder was employed by EIX or a subsidiary from January 1 of the year of grant of the award through the one-year anniversary of the Holder's last day of employment prior to termination of the Holder's employment, and the denominator of which is the number of weekdays in the three calendar years 2011-2013. Such vested Performance Shares will be payable to the Holder as provided in Section 4.3 to the extent of the EIX TSR ranking achieved as provided in Section 4.1. Any fractional Performance Shares vested under this Section 8.4(B) will be rounded up to the next whole number. Any unvested Performance Shares (after application of the foregoing vesting provisions) will terminate for no value as of the date of the Holder's termination of employment.

      Notwithstanding anything to the contrary in the preceding paragraph, if the Holder qualifies for Retirement (as defined in Section 8.2) at the time of the termination of the Holder's employment, or if the Holder would have satisfied the requirements for Retirement if an extra year of service and age were applied, the Performance Shares will vest (without proration) and become payable at the end of the Performance Period as provided in Section 4.3 to the extent they would have vested and become payable if the Holder's employment had continued through the last day of the Performance Period.

    (C)
    Restricted Stock Units. The Restricted Stock Units will vest to the extent necessary to cause the aggregate number of vested Restricted Stock Units to equal the number of Restricted Stock Units subject to the award multiplied by a fraction (not greater than 1), the numerator of which is the number of weekdays in the period from January 1 of the year of grant of the award through the one-year anniversary of the Holder's last day of employment prior to termination of the Holder's employment, and the denominator of which is the number of weekdays in the three calendar years 2011-2013. Any fractional Restricted Stock Units vested under this Section 8.4(C) will be rounded up to the next whole number. Any unvested Restricted Stock Units (after application of the foregoing vesting provisions) will terminate for no value as of the date of the Holder's termination of employment. Vested Restricted Stock Units will be paid as soon as practicable for EIX (and in all events within 90 days) following the date of the Holder's Separation from Service, if the Separation from Service occurs prior to any other applicable payment event otherwise provided for in these Terms. For purposes of the LTI, a "Separation from Service" means the Holder's "separation from service" with the Company as that term is used for purposes of Section 409A of the Code.

      Notwithstanding anything to the contrary in the preceding paragraph, if the Holder qualifies for Retirement (as defined in Section 8.2) at the time of the termination of the Holder's employment, the Restricted Stock Units will vest (without any proration) and become payable at the same time provided for in Section 8.2(C). In addition, and notwithstanding anything to the contrary in the preceding paragraph, if the Holder would have satisfied the requirements for Retirement at the time of the termination of the Holder's employment if an extra year of service and age were applied, the Restricted Stock Units will vest (without any proration) and become payable as soon as practicable for EIX (and in all events within 90 days) following the date of the Holder's Separation from Service, if the Separation from Service occurs prior to any other applicable payment event otherwise provided for in these Terms.

    (D)
    Conditions of Benefits. Notwithstanding the foregoing provisions, if at the time of the Holder's involuntary termination the Holder is covered by a severance plan of EIX or any of its affiliates, the Holder shall be entitled to the accelerated vesting provided in this Section 8.4 only if the Holder satisfies the applicable conditions for receiving severance benefits under that plan (including, without limitation, any requirement to execute and deliver a release of claims) in connection with such involuntary termination. In the event that such conditions are not satisfied, the provisions of Section 8.1 above shall apply, and the Holder shall not be entitled to any accelerated vesting under this Section 8.4.

  8.5
  Effect of Change of Employer.    For purposes of the LTI only, involuntary termination of employment will be deemed to occur on the date the Holder's employing company is no longer a member of the EIX controlled group of corporations as defined in Section 1563(a) of the Code, regardless of whether the Holder's employment continues with that entity or a successor entity outside of the EIX controlled group. A termination of employment will not be deemed to occur for purposes of the LTI if a Holder's employment by one EIX Company terminates but immediately thereafter the Holder is employed by another EIX Company.

9.     CHANGE IN CONTROL; EARLY TERMINATION OF LTI

  Notwithstanding any other provision herein, in the event of a Change in Control of EIX (as defined in Section 9.6), the provisions of this Section 9 will apply.

  9.1
  EIX Options.    In the event the EIX Options are to terminate pursuant to Section 7.2 of the Plan in connection with a Change in Control of EIX, then upon (or, as may be necessary to effect the acceleration, immediately prior to) the Change in Control of EIX the then-outstanding and unvested EIX Options will become fully vested; provided, however, that this automatic acceleration provision will not apply with respect to any EIX Options to the extent the Committee has made a provision for the substitution, assumption, exchange or other continuation of the EIX Options. In the event of such a termination where the Committee has not provided for a cash settlement of the EIX Options as described below, the Holder of each EIX Option that is to be so terminated will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise such EIX Option in accordance with its terms before such termination (except that in no event will more than 10 days' notice of the accelerated vesting and impending termination be required). The Committee may provide, as to each EIX Option that is to be terminated in connection with a Change in Control of EIX, to settle the EIX Option by a cash payment to the Holder of such option based upon the distribution or consideration payable to the holders of the EIX Common Stock upon or in respect of such event, such cash payment to be made as soon as practicable for EIX after the Change in Control of EIX.

  9.2
  Performance Shares.    In the event the Performance Shares are to terminate pursuant to Section 7.2 of the Plan in connection with a Change in Control of EIX, then the Performance Period for all outstanding Performance Shares will be shortened so that the Performance Period will be deemed to have ended on the last day prior to such Change in Control of EIX, and the Performance Shares that will vest and become payable will be determined in accordance with Section 4.1 based on such shortened Performance Period; provided, however, that this automatic acceleration provision will not apply with respect to any Performance Shares to the extent the Committee has made a provision for the substitution, assumption, exchange or other continuation of the Performance Shares. Any Performance Shares that become subject to a shortened Performance Period pursuant to this Section 9.2 shall be paid, to the extent such Performance Shares become vested and payable after giving effect to the first sentence of this Section 9.2, to the Holder in cash as soon as practicable for EIX (and in all events within 74 days) after the date of the Change in Control of EIX, and any such Performance Shares that do not become vested and payable shall terminate for no value as of the date of the Change in Control of EIX.

  9.3
  Restricted Stock Units.    This Section 9.3 applies to the Restricted Stock Units notwithstanding anything to the contrary in Section 7.2 of the Plan. The Committee may not exercise any discretion to change the payment date(s) of the Restricted Stock Units except as otherwise expressly provided in this Section 9.3 or as otherwise compliant with (so as to not result in any tax, penalty or interest under) Section 409A of the Code. The Restricted Stock Units may only be terminated in connection with a Change in Control of EIX to the extent the termination satisfies the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix) (Plan Terminations and Liquidations). In the event the Restricted Stock Units are to terminate in connection with such an event, then upon (or, as may be necessary to effect the acceleration, immediately prior to) the Change in Control of EIX, the then-outstanding and unvested Restricted Stock Units will become fully vested. In the event the Restricted Stock Units are not to be so terminated in connection with such an event, the Committee shall make provision for the substitution, assumption, exchange or other continuation of the Restricted Stock Units in a manner that is compliant with (and does not result in any tax, penalty or interest under) Section 409A of the Code and the Restricted Stock Units shall be paid at the first applicable time otherwise provided in these Terms.

  9.4
  Severance Plan Benefits.    If a Holder is a participant in the EIX 2008 Executive Severance Plan (or any similar successor plan) and experiences a Qualifying Termination Event as defined in the EIX 2008 Executive Severance Plan (or a similar employment termination under a successor plan) associated with a Change in Control as defined in the EIX 2008 Executive Severance Plan (or any similar successor plan), then (i) the Holder's outstanding EIX Options will immediately vest, (ii) the Holder will have two years following the date of termination in which to exercise such EIX options if the Holder is a Senior Vice President, President or other officer designated by the Chief Executive Officer of EIX to be in Executive Compensation Band D or above (three years if the Holder is the Chief Executive Officer of EIX, Southern California Edison Company, or Edison Mission Group Inc., or the General Counsel or Chief Financial Officer of EIX), in each case subject to earlier termination at the end of the applicable option term or as provided in Section 9.1 above, (iii) any then outstanding Performance Shares shall be treated as provided for in Section 8.3(B) above, if the applicable performance period has not been shortened pursuant to Section 9.2 above, and (iv) any then outstanding Restricted Stock Units shall vest in accordance with Section 8.3(C) above, if vesting had not otherwise been triggered by Section 9.3 above, and shall be paid at the time determined in accordance with Section 8.4(C).

  9.5
  Other Acceleration Rules.    Any acceleration of LTI pursuant to this Section 9 will comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur within a limited period of time not greater than 30 days prior to the Change in Control of EIX. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of a LTI if the event giving rise to acceleration does not occur.

  9.6
  Definition of Change in Control of EIX.    A "Change in Control of EIX" shall be deemed to have occurred as of the first day, after the date of grant, that any one or more of the following conditions shall have been satisfied:

  (A)
  Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of EIX) becomes the Beneficial Owner, directly or indirectly, of securities of EIX representing thirty percent (30%) or more of the combined voting power of EIX's then outstanding securities. For purposes of this clause, "Person" shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, except that such term shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from EIX with a view towards distribution; and the term "Beneficial Owner" shall mean as defined under Rule 13d-3 promulgated under the Exchange Act.

  (B)
  On any day after the date of grant (the "Reference Date") Continuing Directors cease for any reason to constitute a majority of the Board. A director is a "Continuing Director" if he or she either:

  (i)
  was a member of the Board on the applicable Initial Date (an "Initial Director"); or

  (ii)
  was elected to the Board, or was nominated for election by EIX's shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.

      A member of the Board who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (b) above if his or her election, or nomination for election by EIX's shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office. For these purposes, "Initial Date" means the later of (A) the date of grant or (B) the date that is two (2) years before the Reference Date.

    (C)
    EIX is liquidated; all or substantially all of EIX's assets are sold in one or a series of related transactions; or EIX is merged, consolidated, or reorganized with or involving any other corporation, other than a merger, consolidation, or reorganization that results in the voting securities of EIX outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of EIX (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. Notwithstanding the foregoing, a bankruptcy of EIX or a sale or spin-off of an affiliate of EIX (short of a dissolution of EIX or a liquidation of substantially all of EIX's assets, determined on an aggregate basis) will not constitute a Change in Control of EIX.

    (D)
    The consummation of such other transaction that the Board may, in its discretion in the circumstances, declare to be a Change in Control of EIX for purposes of the Plan.

10.   TAXES AND OTHER WITHHOLDING

  Upon any exercise, vesting, or payment of any LTI, the Company shall have the right at its option to:

  •
  require the Holder (or the Holder's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such LTI event or payment; or

  •
  deduct from any amount otherwise payable in cash to the Holder (or the Holder's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

  To the extent that the payment of any LTI pursuant to exercise or vesting requires tax withholding and a sufficient amount of cash (not otherwise deferred) is not generated from the underlying transaction to satisfy such withholding obligations, EIX shall (except as provided below) substitute a cash award for a number of shares of Common Stock otherwise issuable pursuant to the LTI, rounded up to the next whole share for fractional shares, valued in a consistent manner at their fair market value as of the date of such exercise or vesting, necessary to satisfy the minimum applicable withholding obligation in connection with such transaction to the extent that such withholding amount exceeds the amount of cash generated from the underlying transaction and not otherwise deferred. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. If for any reason EIX cannot or elects not to satisfy such withholding obligations in such manner, or if a tax withholding obligation arises in any other circumstances, the Company shall have the right to satisfy such withholding obligations, or require the Holder to satisfy such withholding obligations, as otherwise provided above.

  To the extent that the payment of any LTI pursuant to exercise or vesting requires Garnishment Payments by the Company, and a sufficient amount of cash is not generated by the underlying transaction to satisfy the Garnishment Payment obligations arising from such transaction, the Company shall substitute a cash award for a number of shares of Common Stock otherwise issuable pursuant to the LTI, rounded up to the next whole share for fractional shares, having a fair market value on the date of exercise or vesting equal to the amount required by any Garnishment, less any cash received and not deferred in connection with such transaction. For this purpose, "Garnishment" means garnishment orders, levies, and other assessments imposed by legal authority and "Garnishment Payments" means payments required by the Company pursuant to any such Garnishment.

11.   CONTINUED EMPLOYMENT

  Nothing in the award certificate or these Terms will be deemed to confer on the Holder any right to continue in the employ of any Company or interfere in any way with the right of the Companies to terminate his or her employment at any time.

12.   INSIDER TRADING; SECTION 16

  12.1
  Insider Trading.    Each Holder shall comply with all EIX notice, trading and other policies regarding transactions in and involving EIX securities (including, without limitation, policies prohibiting insider trading).

  12.2
  Section 16.    If an LTI is granted to a person who later becomes subject to the provisions of Section 16 of the Exchange Act ("Section 16") in respect of EIX, the LTI will immediately and automatically become subject to the requirements of Rule 16b-3(d) and/or 16b-3(e) (the "Rule") and may not be exercised, paid or transferred until the Rule has been satisfied. In its sole discretion, the Committee may take any action to assure compliance with the requirements of the Rule, including withholding delivery to Holder (or any other person) of any security or of any other payment in any form until the requirements of the Rule have been satisfied. The Secretary of EIX may waive compliance with the requirements of the Rule if he or she determines the transaction to be exempt from the provisions of paragraph (b) of Section 16.

  12.3
  Notice of Disposition.    The Holder agrees that if he or she should plan to dispose of any shares of stock acquired on the exercise or payment of LTI awards (including a disposition by sale, exchange, gift or transfer of legal title) and the Holder is a person who is required to preclear EIX securities transactions, the Holder will notify EIX prior to such disposition.

13.   AMENDMENT

  The LTI are subject to the terms of the Plan, as it may be amended from time to time. EIX reserves the right to amend these Terms from time to time to the extent that EIX reasonably determines that the amendment is necessary or advisable to comply with applicable laws, rules or regulations or to preserve the intended tax consequences of the applicable LTI. The LTI may not otherwise be amended or terminated (by amendment to or of the Plan or otherwise) in any manner materially adverse to the rights of the Holder of the affected LTI without such Holder's consent.

14.   MISCELLANEOUS

  14.1
  Force and Effect.    The various provisions herein are severable in their entirety. Any determination of invalidity or unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.

  14.2
  Governing Law.    These Terms will be construed under the laws of the State of California.

  14.3
  Notice.    Unless waived by EIX, any notice required under or relating to the LTI must be in writing, with postage prepaid, addressed to: Edison International, Attn: Corporate Secretary, P.O. Box 800, Rosemead, CA 91770.

  14.4
  Construction.    These Terms shall be construed and interpreted to comply with Section 409A of the Code. Additionally, when any provision of this document refers to a date, including a date implied by the end of a specified period, and that date falls on a holiday or weekend, the date shall be deemed to be the next succeeding business day, except that the last day of the Performance Period shall occur on December 31, 2013 and in no event shall the term of an EIX Option extend beyond its maximum 10-year term. Any determination of trading price or fair market value for purposes of these Terms shall be made consistent with the resolutions adopted by the EIX Board of Directors on July 19, 2001 entitled "Fair Market Value Measure for Equity-Based Awards." EIX Options and Performance Shares are intended to qualify as performance-based compensation exempt from the deductibility limitations of Section 162(m) of the Code and these Terms shall be construed and interpreted consistent with that intent.

  14.5
  Transfer Representations.    The Holder agrees that any securities acquired by him or her hereunder are being acquired for his or her own account for investment and not with a view to or for sale in connection with any distribution thereof and that he or she understands that such securities may not be sold, transferred, pledged, hypothecated, alienated, or otherwise assigned or disposed of without either registration under the Securities Act of 1933 or compliance with the exemption provided by Rule 144 or another applicable exemption under such act.

  14.6
  Award Not Funded.    The Holder will have no right or claim to any specific funds, property or assets of the Companies as to any award of LTI.

  14.7
  Section 409A.    Notwithstanding any provision of these Terms to the contrary, if the Holder is a "specified employee" as defined in Section 409A of the Code, the Holder shall not be entitled to any payment with respect to any LTI subject to Section 409A in connection with the Holder's Separation from Service until the earlier of (a) the date which is six (6) months after the Holder's Separation From Service for any reason other than the Holder's death, or (b) the date of the Holder's death. Any amounts otherwise payable to the Holder following the Holder's Separation From Service that are not so paid by reason of this Section 14.7 shall be paid as soon as practicable for EIX (and in all events within ninety (90) days) after the date that is six (6) months after the Holder's Separation From Service (or, if earlier, the date of the Holder's death). The provisions of this Section 14.7 shall only apply if, and to the extent, required to comply with Section 409A of the Code.

  14.8
  Claw-Back.    Notwithstanding any provision of these Terms to the contrary, the LTI, as well as any shares of Common Stock, cash or other property that may be issued, delivered or paid in respect of the LTI, as well as any consideration that may be received in respect of a sale or other disposition of any such shares or property, shall be subject to any recoupment, "clawback" or similar provisions of applicable law, as well as any recoupment, "clawback" or similar policies of the Company that may be in effect from time to time.

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  Exhibit 10.2
EDISON INTERNATIONAL 2011 Long-Term Incentives Terms and Conditions